EXHIBIT 23.2

                      CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employees' Retirement Savings Plan for the Precision Stamping Division of Elco Indus-tries, Inc. of our reports (a) dated January 25, 1996, except for
     Note 1, as to which the date is April 29, 1996, with respect to the restated financial statements of Textron Inc. for the year ended December 30, 1995 included in its Current Report on Form 8-K dated April 29, 1996, as amended by its Current Report on Form 8-K/A dated May 17, 1996 and (b) dated May 31, 1996, with respect to the financial statements and schedules of the Employees' Retirement Savings Plan for the Precision Stamping Division of Elco Industries, Inc. included in the Plan's Annual Report (Form 11-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                     Ernst & Young LLP

     Milwaukee, WI
     June 26, 1996